For Immediate Release

Contact: Karyn Miller

(303)444-0900 x 102

kmiller@noof.com

New Frontier Media, Inc. Announces Stock Repurchase Program

BOULDER, COLORADO, December 13, 2005 – New Frontier Media, Inc. (NASDAQ: NOOF), a leader in the electronic distribution of adult entertainment, today announced that its board of directors has authorized the repurchase of up to 2,000,000 shares, or approximately 9% of its outstanding common stock, over the next 30 months. The Company’s board of directors authorized the repurchase program in light of current market conditions and the capital and financial position of the Company.

Under the repurchase program, the Company’s shares will be repurchased for cash from time to time through open market or privately negotiated transactions as market and business conditions permit. The repurchased shares will be retired in accordance with Colorado law. The repurchase program does not require the Company to acquire any specific number of shares, is subject to the insider-trading window periods imposed by the Company’s Corporate Trading Policy, and may be suspended or terminated at any time without prior notice.

The Company continues to review strategic options to enhance shareholder value and expects additional announcements.

The Company’s Chief Executive Officer, Michael Weiner, stated: “The New Frontier management team and board of directors remain committed to creating long-term value for our shareholders. This new program reflects our confidence in the future of New Frontier Media and its prospects for continued growth.”

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes," "seeks", "estimates", or variations of such words are intended to identify such forward-looking statements. The forward-looking statements include statements related to the stock repurchase program, strategic options and prospects for continued growth. All forward-looking statements made in this press release are made as of the date hereof, and the company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward- looking statements. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports.

Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov .

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leading distributor of adult entertainment via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, broadband, wireless and video-on-demand.

The Erotic Networks™, the umbrella brand for the Company’s subscription and pay television subsidiary, provides pay-per-view, video-on-demand and subscription TV networks to over 82 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks™ include Pleasure™, TEN™, TEN Clips™, TEN Xtsy™, TEN Blue™, TEN BluePlus™, TEN Blox™, TEN Max™ and TEN ON Demand™. These network services represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

For more information contact Karyn Miller, Chief Financial Officer, at (303) 444-0900, extension 102, and please visit our web site at www.noof.com.